EXHIBIT 5.1

February 25, 2022

NaturalShrimp Incorporated

5501 LBJ Freeway, Suite 450

Dallas, Texas 75240

Re:	Registration Statement on Form S-1, 20,381,858 Shares of Common Stock, par value $0.0001 per share, of NaturalShrimp Incorporated

Ladies and Gentlemen:

We have acted as counsel to you, NaturalShrimp Incorporated, Inc., a Nevada corporation, (the “Company”) in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the registration of the resale from time to time by the selling stockholders of the Company, as detailed in the Registration Statement (the “Selling Stockholders”), of up to 20,381,858 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) consisting of up to: (a) 5,142,858 shares of Common Stock issuable upon the conversion of shares of Series E Convertible Preferred Stock previously issued to the Selling Stockholders by the Company (the “Conversion Shares”), and (b) 15,239,000 shares of Common Stock (the “Warrant Shares”), which are issuable upon exercise of warrants previously issued to the Selling Stockholders by the Company (the “Warrants”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) By-laws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that

(i)

the Conversion Shares, when issued upon conversion of shares of Series E Convertible Preferred Stock in the manner contemplated by the Series E Convertible Preferred Stock, will be validly issued, fully paid and non-assessable, and

(ii)	the Warrant Shares, when issued upon exercise of the Warrants against payment therefore in the manner contemplated by the Warrants, will be validly issued, fully paid and non-assessable.

We are opining herein as to the general corporation law of the State of Nevada set forth in Chapter 78 of Nevada Revised Statues, and we express no opinion with respect to any other laws. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP